NEWS RELEASE

FORWARD AIR CORPORATION ANNOUNCES ACQUISITION OF TRIUMPH

GREENEVILLE, Tenn.-(BUSINESS WIRE)-August 29, 2016-Forward Air Corporation (NASDAQ:FWRD) today announced that its wholly-owned subsidiary, Central States Trucking Co. (“CST”), has acquired substantially all of the assets of Triumph Transport, Inc. and Triumph Repair Service, Inc. (together referred to as “Triumph” in this release). Triumph is a privately held provider of intermodal, drayage and related services headquartered in Cudahy, Wisconsin. The purchase price was $10.1 million, and the transaction was funded by Forward Air’s cash reserves.

During calendar year 2015, Triumph generated approximately $13.4 million in revenue. Triumph is expected to be accretive to Forward Air’s earnings in 2016.

Commenting on the acquisition, Matthew J. Jewell, President of CST, said, “We are pleased to add Triumph to our Intermodal segment. Triumph is a high quality provider of intermodal services and a perfect addition to our Midwest operations. This is the fourth acquisition we have made towards executing our plan to grow our intermodal capabilities and footprint.”

About Forward Air Corporation

Forward Air Corporation’s (“the Company”, “we”, “our”) services are classified into four principal reportable segments: Expedited LTL, Truckload Expedited Services (“TLX”), Intermodal and Pool Distribution.

In our Expedited LTL segment, we provide time-definite transportation services to the North American deferred air freight market. Our Expedited LTL service operates a comprehensive national network for the time-definite surface transportation of expedited ground freight. The Expedited LTL service offers customers local pick-up and delivery and scheduled surface transportation of cargo as a cost effective, reliable alternative to air transportation. Expedited LTL’s other services include shipment consolidation and deconsolidation, warehousing, customs brokerage, and other handling. The Expedited LTL segment primarily provides its transportation services through a network of terminals located at or near airports in the United States and Canada.

In our TLX segment, we provide expedited truckload brokerage, dedicated fleet services and maximum security and temperature-controlled logistics services. We are able to expedite this service by utilizing a dedicated fleet of team owner operators, some team company drivers as well as third party transportation providers. The TLX segment provides full truckload service in the United States and Canada.

In our Intermodal segment, we provide container and intermodal drayage services primarily within the Midwest region of the United States. Drayage is essentially the first and last mile of the movement of an intermodal container. We are providing this service both to and from ports and rail heads. Our Intermodal segment also provides dedicated contract and Container Freight Station (“CFS”) warehouse and handling services.

In our Pool Distribution segment, we provide pool distribution services throughout the Mid-Atlantic, Southeast, Midwest and Southwest continental United States. Pool distribution involves managing high-frequency handling and distribution of time-sensitive product to numerous destinations in specific geographic regions. Our primary customers for this service are regional and nationwide distributors and retailers, such as mall, strip mall and outlet based retail chains.

This press release may contain statements that might be considered as forward-looking statements or predictions of future operations, including the impact of the Triumph acquisition on our 2016 earnings. Such statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are based on management’s belief or interpretation of information currently available. These statements and assumptions involve certain risks and uncertainties. Actual events may differ from these expectations as specified from time to time in filings with the Securities and Exchange Commission. We assume no duty to update these statements as of any future date.

CONTACT:
Forward Air Corporation
Michael J. Morris, 423-636-7010
mmorris@forwardair.com